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                                   EXHIBIT 21

                           Subsidiaries of the Company

Quotesmith.com, Inc. (FEIN 36-3299423), a Delaware Corporation

       Owns 100% of:  Insure.com, Inc. (FEIN 36-4486024) a Delaware Corporation